UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 8, 2005
VNUS Medical Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50988	94-3216535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2200 Zanker Road, Suite F
San Jose, California 95131
(Address of Principal Executive Offices) (Zip Code)
(408) 473-1100
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On September 8, 2005, the Board of Directors of VNUS Medical Technologies, Inc. (the “Company”) adopted a form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement (the “Restricted Stock Unit Agreement”), which is intended to serve as a standard form agreement for restricted stock unit grants issued to employees, executive officers, directors and consultants (“Service Providers”) under the Company’s VNUS Medical Technologies, Inc. Amended and Restated 2000 Equity Incentive Plan (the “Equity Incentive Plan”). The Company may in the future grant equity awards to its Service Providers in accordance with the terms of the Restricted Stock Unit Agreement.
     The foregoing description of the form Restricted Stock Unit Agreement does not purport to summarize all of its provisions and is qualified in its entirety by reference to the form Restricted Stock Unit Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference. From time to time, the Company may issue restricted stock units under the Equity Incentive Plan on terms different from those contained in the form Restricted Stock Unit Agreement filed herewith, and those differences may be material.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Document
10.1	Form of Restricted Stock Unit Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VNUS MEDICAL TECHNOLOGIES, INC.
Date: October 11, 2005	By:	/s/ Timothy A. Marcotte
Timothy A. Marcotte
Chief Financial Officer and Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit
No.	Document
10.1	Form of Restricted Stock Unit Agreement